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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Financial Guaranty Insurance Company

We consent to the use of our report dated January 22, 2001 on the financial statements of Financial Guaranty Insurance Company as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000 included in the Form 8-K of GreenPoint Mortgage Securities Inc. (the "Registrant") which is incorporated herein by reference in the registration statement (No's. 333-95349 and 333-57190) of the Registrant and to the reference to our firm under the heading "Experts" in the Prospectus Supplement of the Registrant.



                                            /s/ KPMG LLP

New York, New York
April 10, 2001